Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-286717) and Form S-8 (Nos. 333-286924, 333-285113, 333-283064, 333-283061, 333-271783, 333-266572, 333-264956, 333-238105, 333-223180, 333-181435, 333-150674, 333-89532, 333-52454, 333-95739, 333-48967, 333-03265, 033-57261, and 033-53585) of Deluxe Corporation of our report dated February 13, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 13, 2026